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                                  EXHIBIT 2.3

                    ARTICLES OF AMENDMENT AND RESTATEMENT TO
                 ARTICLES OF INCORPORATION OF DYNASTY TMT CORP.



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                       ARTICLES OF AMENDMENT AND RESTATEMENT
                                       TO THE
                             ARTICLES OF INCORPORATION
                                         OF
                                 DYNASTY TMT CORP.

[SEAL]

    Dynasty TMT Corp., a Utah corporation (hereinafter referred to as the "Corporation"), hereby certifies to the Secretary of State of Utah that:

    FIRST: The Corporation desires to amend and restate its Articles of Incorporation as currently in effect as hereinafter provided.

    SECOND: The provisions set forth in these Articles of Amendment and Restatement supersede the original Articles of Incorporation and all amendments thereto. These Articles of Amendment and Restatement correctly set forth the provisions of the Articles of Incorporation, as amended, of the Corporation.

    THIRD: The Articles of Incorporation of the Corporation are hereby amended by striking in their entirety Articles I through XV, inclusive, and by substituting in lieu thereof the Articles set forth on Exhibit A attached hereto.

    FOURTH: The Board of Directors duly advised the Articles of Amendment and Restatement, and such Articles were adopted by a vote of the shareholders.

    FIFTH: At the shareholders' meeting held October 14, 1997 for the purpose of adopting these Articles of Amendment and Restatement, there were, 6,935,011 shares of Common Stock of the Corporation issued and outstanding, each of which was entitled to one vote. Of these, 4,265,948 shares were represented at the meeting, and 4,265,948 shares voted in favor of the adoption of the Articles of Restatement and Amendment, which number was sufficient for approval by that voting group.

    SIXTH: Six (6) shares of Common Stock, $.02 par value, will be exchanged for one share of Common Stock, $.001 par value (the "Reverse Stock Split"). If the Reverse Stock Split results in a fractional share, the Corporation will round up to the nearest whole share instead of issuing a fractional share. Shareholders are not required to exchange their certificates of pre-split Common Stock for post-split Common Stock. Without giving effect to any rounding for fractional shares, there will be 1,155,835 shares of Common Stock, $.001 par value, outstanding after the Reverse Stock Split.

    SEVENTH: The effective date of these Articles of Amendment and Restatement shall be October 15, 1997.

    IN WITNESS WHEREOF, Dynasty TMT Corp. has caused these presents to be signed in its name and on its behalf by its President on this 14th day of October, 1997, and its President acknowledges that these Articles of Amendment and Restatement are the act and deed of Dynasty



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TMT Corp., and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information, and belief.


                              DYNASTY TMT CORP.

                             By: /s/ KEITH BALDERSON
                                ----------------------------------------------
                                   Keith Balderson, President


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                                     Exhibit A

                                RESTATED AND AMENDED
                             ARTICLES OF INCORPORATION
                                         OF
                                 DYNASTY TMT CORP.

                                     ARTICLE I
                                        NAME

    The name of the Corporation is Global Telephone Communication, Inc.

                                     ARTICLE 11
                                 AUTHORIZED CAPITAL

    The Corporation shall have authority to issue 25,000,000 shares of Common Stock, $.001 Par Value and 5,000,000 shares of Preferred Stock, $ 1. 00 Par Value.

    COMMON STOCK. After the requirements with respect to preferential dividends on the preferred stock, if any, shall have been met, and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts, then, and not otherwise, the holders of the common stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Corporation.

    After distribution in full of the preferential amount, if any, to be distributed to the holders of the preferred stock in the event of voluntary or involuntary liquidation, distribution, or sale of assets, dissolution, or winding-up of the Corporation, the holders of the common stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to shareholders, ratably in proportion to the number of shares of the common stock held by them respectively.

    Except as may otherwise be required by law, each holder of the common stock shall have one vote in respect of each share of the common stock held by such holder on all matters voted upon by the shareholders.

    PREFERRED STOCK. Shares of preferred stock may be divided into such series as may be established, from time to time, by the Board of Directors. The Board of Directors, from time to time, may fix and determine the relative rights and preferences of the shares of any series so established.


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                                    ARTICLE III
                            REGISTERED AGENT AND OFFICE

    The name of the current registered agent is Lane Clissold. The current registered office of the Corporation, which is identical to the business office of the registered agent in Utah, is: 135 West 900 South, Salt Lake City, Utah 84101.

                                     ARTICLE IV
                                      PURPOSES

    The purposes for which the Corporation is organized are to engage in any lawful act or activity for which corporations may be organized under the Utah Business Corporation Act.

                                     ARTICLE V
                                 BOARD OF DIRECTORS

    The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a board of directors. The number of directors of the Corporation shall be fixed in the manner specified by the Bylaws of this Corporation.

    The directors shall be elected at each annual meeting of shareholders, provided that vacancies may be filled by election by the remaining directors, though less than a quorum or by the shareholders at a special meeting called for that purpose. Despite the expiration of his or her term, a director continues to serve until his or her successor is elected and qualifies.

                                     ARTICLE VI
                                 CUMULATIVE VOTING

    Cumulative voting shall not be permitted in the election of directors.

                                    ARTICLE VII
                                 PREEMPTIVE RIGHTS

    No holder of any shares of the stock of the Corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares.


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                                    ARTICLE VIII
                          LIMITATION ON DIRECTOR LIABILITY

    A director of the Corporation shall not be personally liable to the Corporation or to its shareholders for monetary damages for any action taken or any failure to take any action as a director, except that this provision shall not eliminate or limit the liability of a director to the Corporation or to its shareholders for monetary damages otherwise existing for (i) the amount of a financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on the Corporation or the shareholders; (iii) a violation of Section 16-1Oa-842 of the Utah Business Corporation Act; or (iv) an intentional violation of criminal law. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this provision became effective. If the Utah Business Corporation Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Utah Business Corporation Act as so amended. Any repeal or modification of this Article VIII shall not adversely affect any right or protection of a director of the Corporation under this
Article VIII, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article VIII prior to such repeal or modification.

                                     ARTICLE IX
                                  INDEMNIFICATION

    The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attomeys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.


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